CONSENT TO ASSIGNMENT


      THE UNDERSIGNED, being the current landlord (the "Landlord") under a certain Lease dated as of November 9, 1987, between Indian Head National Bank of Manchester, as tenant, and Landlord's predecessor-in-interest, Philip C. Haughey and Andrew J. McCarthy, as successor Trustees of The St. John Realty Trust under a Declaration of Trust dated September 28, 1964, leasing a certain parcel of real estate, with the building thereon, situated in the Town of Gildford, County of Belknap, State of New Hampshire, a copy of said lease being attached hereto as Exhibit A (the "Lease"), does hereby consent to the current tenant under the Lease, Fleet Bank - NH (the "Assignor"), assigning all of its right, title, and interest in and to the Lease as tenant thereunder to CFX Bank with an address of P.O. Box 748, Keene, New Hampshire 03431 (the "Assignee"), and accepts Assignee as the tenant under the Lease; provided that Assignor shall remain jointly and severally liable with Assignee for the covenants and agreements of the tenant under the Lease. The Landlord acknowledges and represents to the Assignee that the Lease is in full force and effect and that no circumstance, condition or event exists which constitutes or would constitute with the passage of time and/or the giving of any required notice, a default under the terms of the Lease. The Landlord further agrees that any and all notices required to be given to the tenant under the Lease shall, from and after the effective date of the assignment hereinbelow, be given to the Assignee at the Assignee's address of:

         CFX Bank
         102-104 Main Street
         P.O. Box 746
         Keene, NH  03431


                                    GERALD REALTY LIMITED PARTNERSHIP


/s/ SALLY J. DUNN                   By: /s/ PHILIP C. HAUGHEY
    Witness                                 Philip C. Haughey,
                                            General Partner


Dated:  October 7, 1994


                             ASSIGNMENT OF LEASE


      THE UNDERSIGNED, being the tenant under the Lease, does hereby assign all of its right, title and interest as tenant under the Lease to the Assignee and all of its right, title, and interest, if any, to the tenant's building under the Lease. Notwithstanding said assignment by the Assignor, the Assignor shall continue to remain liable for the covenants and agreements of the tenant under the Lease, said liability to be joint and several with the Assignee. The Assignee represents and warrants to the Assignor that the Lease is in full force and effect, that the Assignor has made all payments and performed all other obligations of the tenant thereunder up to and including the effective date of this assignment, and that no circumstance, condition or event exists which constitutes a default or which, with the passage of time and/or giving of any required notice would constitute a default under the terms of the Lease. Notwithstanding the joint and several nature of the liability provided for above, the Assignor hereby agrees to indemnify and hold harmless the Assignee from and against all liabilities and obligations which the Assignee may incur, directly or indirectly, under or in connection with the Lease and the obligations of the tenant hereunder, to the extent the circumstances and/or events giving rise to such liabilities and obligations occurred on or before the effective date of this assignment. Assignor agrees that rent and other charges paid or payable under the Lease, including real estate taxes, shall be prorated between Assignee and Assignor as of the effective date hereof. This assignment shall be effective as of the latest date of execution of the consent hereinabove, this assignment, and the acceptance herein below.

                                     FLEET BANK - NH

/s/ DAVID N. TRAGER                  By: /s/ MICHAEL WHITNEY
    Witness                          [Signature]


                                     Michael Whitney, President
                                     [Print Name and Title]

Dated: September 30, 1994


                          ACCEPTANCE OF ASSIGNMENT

      THE UNDERSIGNED, does hereby accept the foregoing assignment by the Assignor of all of its right, title and interest as tenant under the Lease and hereby assumes all liabilities and obligations of the Assignor under the Lease. The Assignee acknowledges and agrees that notwithstanding said assumption by Assignee, under the provisions of the Lease and the above consent and assignment, the Assignor remains liable to Landlord, jointly and severally with Assignee, for the covenants and agreements of the tenant under the Lease. Notwithstanding said joint and several liability of Assignor and Assignee to Landlord, Assignee shall, and hereby agrees to, indemnify and hold harmless the Assignor from and against all liabilities and obligations which Assignor may incur, directly or indirectly, under or in connection with the Lease and the obligations of the tenant thereunder to the extent the circumstances and/or events giving rise to such liabilities and obligations occurred from and after the effective date of the assignment hereinabove. Assignee agrees that rent and other charges paid and payable under the Lease, including real estate taxes, shall be prorated between Assignee and Assignor as of the effective date of the assignment herein above.


                                     CFX BANK

__________________________           By: /s/ Paul D. Speiss
Witness                              [Signature]


                                     Paul D. Speiss, Executive Vice President
                                     [Print Name and Title]

Dated:_____________, ___, 1994


COMMONWEALTH OF MASSACHUSETTS
Suffolk, SS.


      On this, the 7th, day of October, 1994, before me, the undersigned officer, personally appeared Philip C. Haughey, who acknowledged himself to be the General Partner of the Gerald Realty Limited Partnership, and that he, as such General Partner, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of the limited partnership.

                                     Before me,

                                     /s/ SALLY J. DUNN
                                         Justice of the Peace/Notary Public


STATE OF NEW HAMPSHIRE
Hillsborough, SS.

      On this, the 30th, day of September, 1994, before me, the undersigned officer, personally appeared Michael C. Whitney, who acknowledged himself to be a Vice President of Fleet Bank - NH, a bank, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of the bank.

                                     Before me,

                                     /s/ JUDITH K. MACKAY
                                         Justice of the Peace/Notary Public



STATE OF NEW HAMPSHIRE
Cheshire, SS.

      On this, the 27th, day of September, 1994, before me, the undersigned officer, personally appeared Paul D. Speiss, who acknowledged himself to be a Vice President of CFX Bank, a bank, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of the bank.


                                     Before me,

                                     /s/ JESSICA B. JORDAN
                                         Justice of the Peace/Notary Public


STATE OF NEW HAMPSHIRE
Cheshire County   , SS.

      On this, the 27th day of September , 1994, before me, the undersigned officer, personally appeared Paul D. Spiess , who acknowledged himself to be a Vice President of CFX Bank a bank, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of the bank.

                                     Before me,


                                     /s/ JESSICA B. JORDAN
                                         Justice of the Peace/Notary Public


                                                                     EXHIBIT A


                                    LEASE


LANDLORD:   Philip C. Haughey and Andrew J. McCarthy, as successor Trustees of The St. John Realty Trust under a Declaration of Trust dated
            September 28, 1964, and recorded with the Belknap County Registry of Deeds in Book 452 at Page 117.


TENANT:     Indian Head National Bank, a national banking association.


DATE:       November 9, 1987


1.    Premises

      Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term hereinafter set forth, upon and subject to the agreements and conditions of this lease, the premises described in Exhibit A attached hereto.

2.    Term

      A. The term of this lease shall be the period of twenty (20) years and a fraction of a month, commencing upon the commencement date set forth in
Article 7 hereof, and terminating upon the twentieth (20th) anniversary of the last day of the month during which the term of this lease commences; provided, however, that if the term of this lease shall commence upon the first day of a calendar month, then the term of this lease shall be the period of exactly twenty (20) years.

      B. Tenant shall have the right, at its election, to extend the original term of this lease for an additional period of five (5) years commencing upon the expiration of the original term, provided that Tenant shall give Landlord notice of the exercise of its election at least six (6) months prior to the expiration of the original term and provided further that Tenant shall not be in default at the time of giving of such notice in the performance or observance of any of the terms and agreements in this lease contained on the part of Tenant to be performed or observed. The expression "the original term" means the period of twenty (20) years referred to in Section A. of this Article 2. Prior to the exercise by Tenant of said election to extend the original term, the expression "the term of this lease" or any equivalent expression shall mean the original term; after the exercise by Tenant of the aforesaid election, the expression "the term of this lease" or any equivalent expression shall mean the original term as extended. Except as expressly otherwise provided in this lease, all the agreements and conditions in this lease contained shall apply to the additional period to which the original term shall be extended as aforesaid. If Tenant shall give notice of the exercise of the election in the manner and within the time provided aforesaid, the term shall be extended upon the giving of the notice without the requirement of any action on the part of Landlord.

3.    Minimum Rent

      Tenant agrees to pay Landlord minimum rent at the rates set forth below, in each case in equal monthly installments of one-twelfth thereof, which minimum rent shall be paid monthly in advance on the first day of each and every calendar month during the term hereof. Rent for any fraction of a month at the commencement or expiration of the term of this lease shall be prorated.
 All payments of rent (minimum and additional) shall be made payable to Landlord and shall be sent to Landlord at Landlord's address specified in
Article 27 or such other person or address as Landlord shall from time to time designate by notice to Tenant. The minimum rent payable hereunder during each lease year (as defined in Article 4 hereof) shall be paid at the following annual rates:

      During the first five lease years of the original term -- $25,000.00 per year; and

      During each five-year portion of the term of this lease after the first five lease years -- an amount equal to the greater of (a) one hundred ten percent (110%) of the minimum rent payable during the immediately preceding five-year period, or (b) "the Cost of Living Rent" (as defined in Article 4 hereof).

For purposes of this lease, the first lease year shall be the period of twelve
(12) and a fraction months commencing upon the commencement date of the term of this lease and terminating on the last day of a month twelve (12) and a fraction months thereafter, except, however, if the term of this lease shall commence on the first day of a month, then the first lease year shall be exactly twelve months. The second and succeeding lease years shall be periods of exactly twelve months following successively thereafter.

4.    Cost of Living Rent

      For purposes of this lease "the Cost of Living Rent" for any five-year period shall be equal to the annual minimum rent payable during the immediately preceding five-year period increased by fifty percent (50%) of the percentage by which the "Consumer Price Index For All Urban Consumers, U.S. City Average, All Items", as published by the United States Bureau of Labor Statistics) hereinafter referred to as "the Index") has increased between the first month of said preceding five-year period and the first month of the five-year period in question. (In the event that the Index is not then in existence, the parties shall use such equivalent Price Index as is then published by any governmental agency or such non-governmental agency as may then be publishing an equivalent Price Index, in either case, such Price Index to be adjusted to the Index. If the basis upon which the Index is computed shall change, then a proper adjustment shall be made so that the results obtained shall be (as nearly as is possible) equivalent to those which would have been obtained had said basis not been changed). Until the dollar amount of the minimum rent for an additional period shall be determined, Tenant shall pay minimum rent at one hundred ten percent (110%) of the rate provided for immediately prior to such five-year period, and when the minimum rent is so determined, Tenant shall pay to Landlord immediately any excess rent due for the portion of such five-year period which may theretofore have expired.

5.    Real Estate Taxes

      A. Tenant shall pay to Landlord, as additional rent, in each tax year during the term of this lease the amount of the real estate taxes upon the demised premises for such tax year. The real estate taxes upon the demised premises shall for purposes of this lease be deemed to be an amount equal to the sum of:

      (i) with respect to land and the common areas of the Shopping Center, that proportion of the real estate taxes on all land and common areas within the Shopping Center which the ground area of the demised premises bears to the ground area under all the buildings of the Shopping Center; and

      (ii) with respect to buildings, that proportion of the real estate taxes on all buildings within the Shopping Center with which the building upon the demised premises shall be jointly assessed which twice the ground floor area in the building upon the demised premises bears to the ground floor area in all the buildings so jointly assessed; or if the building upon the demised premises is separately assessed according to the real estate tax bill, the assessors' records or a written assessor's certificate, the amount of real estate taxes determined on the basis of such separate assessment. Landlord agrees to use reasonable efforts to obtain such separate assessment.

If upon the assessment day for real estate taxes for any tax year any construction shall be incomplete, an appropriate adjustment shall be made to carry out the intent of this Article. Real estate taxes for the years during which the term commences and terminates shall be prorated and adjusted. Notwithstanding anything to the contrary contained herein, if land shall hereafter be added to the Shopping Center by landlord, Tenant shall not pay any portion of the real estate taxes upon said land (or upon any common areas constructed thereon), unless and until such time as one or more buildings intended for occupancy shall be erected upon said land.

      B. The real estate taxes for any tax year shall mean such amounts as shall be finally determined to be the real estate taxes payable for said tax year; that is, the real estate taxes assessed for said tax year less the net amount of any abatements, refunds or rebates made thereof. For the purpose of determining payments due from Tenant to Landlord in accordance with the provisions of this Article 5:

      (i) The real estate taxes for any tax year shall be deemed to be the real estate taxes assessed for said year until such time as an abatement, refund or rebate shall be made thereof; and

      (ii) if any abatement, refund or rebate shall be made for any tax year, an appropriate adjustment shall be made in the amount paid by Tenant to Landlord on account of real estate taxes, after first deducting all costs of securing the same.

Throughout the term of this lease, the expression "real estate taxes" shall include real estate taxes of the sort now levied upon the Shopping Center and betterments assessments which may be charged, assessed or imposed upon the Shopping Center; and during so much of the term of this lease as shall be after the tenth (10th) anniversary of the date on which the term shall commence, the expression "real estate taxes" shall also include taxes upon gross rents and other taxes and charges which may be charged, assessed or imposed upon the Shopping Center; provided, however, that in no event shall business profits taxes or any other currently existent non-real-estate taxes be included within the expression "real estate taxes". Tenant shall pay to Landlord on the first day of every month in advance a sum equal to the amount reasonably estimated by Landlord for such purpose at or about the commencement of the term hereof, such payments to represent payments on account of Tenant's obligations under this Article. After the tax year in which the building upon the demised premises shall first be assessed as a completed improvement, said monthly payment shall be adjusted for each tax years so that it shall be equal to one-twelfth of the real estate taxes upon the demised premises for the prior tax year. If for the tax year in question the real estate taxes upon the demised premises shall exceed or be less than the aggregate of said payments, an appropriate adjustment shall be made between the parties. If real estate taxes shall be payable in installments to the taxing authority or to the holder of the first mortgage upon the Shopping Center, or if more than one taxing authority shall exist, appropriate modifications shall be made in the foregoing language to carry out the intent of Landlord and Tenant. Appropriate adjustments shall be made in said monthly payment if the real estate taxes upon the demised premises for the current tax year shall be known prior to the end of said tax year, all to the end that as each payment of real estate taxes shall become payable Landlord shall have received from Tenant payments sufficient in amount to pay Tenant's share of the real estate tax payment then payable by Landlord. Furthermore, an equitable adjustment shall be made in the event of any change in method or system of taxation from that which is now applicable, including without limitation any change in the dates and periods for which such taxes are levied.

6.    Old Lease

      Reference is made to that certain Indenture dated May 31, 1967, between Landlord, as landlord, and The Lakeport National Bank, as tenant, with respect to the demised premises. Tenant has succeeded to the tenant's interest in said Indenture. Landlord and Tenant agree that upon the commencement of the term of this lease, said Indenture dated May 31, 1967, shall terminate and expire with the same force and effect as though said date had been set forth therein for the expiration of the term thereof.

7.    Construction

      A. Tenant agrees to construct certain improvements upon the demised premises in accordance with the provisions of this Article.

      B. Landlord and Tenant acknowledge that it will be necessary for Tenant to obtain certain governmental approvals in order that the improvements herein contemplated may be constructed upon the demised premises. Tenant agrees to use its best efforts to obtain such approvals at Tenant's sole cost and expense. Tenant agrees to give prompt notice to Landlord of Tenant's obtaining such approvals. In the event that Tenant shall be unable to obtain the same on or before the expiration of six (6) months after the date of this lease, unless Landlord and Tenant shall agree in writing to extend such date, this lease shall become null and void and of no further force and effect. In such event, neither Landlord nor Tenant shall have any claim against the other on account hereof or on account of the termination hereof.

      C. Tenant acknowledges that it has inspected the demised premises, and it is understood and agreed that Tenant accepts the demised premises in their existing physical condition, and Landlord shall be under no obligation to make any repairs, alterations or improvements to the demised premises prior to or at the commencement of the term hereof or at any time thereafter, except as herein specifically provided otherwise.

      D. Tenant presently occupies the building upon the demised premises pursuant to the Indenture described in Article 6 hereof. Said building, as the same may be modified pursuant hereto is herein sometimes referred to as "Tenant's building". The improvements contemplated herein shall be an expansion of Tenant's building (which may include the demolition, in whole or in part, of the existing building), including the addition thereto of a drive-up window and canopies, all of which shall be located entirely upon the demised premises and shall be performed pursuant to plans and specifications prepared by Tenant and approved in writing by Landlord. Said plans shall also indicate any and all changes to be made by Tenant in the parking and/or traffic flow pattern upon the demised premises, as well as any and all relocations of parking lot lights. It is expressly understood and agreed that no part of Tenant's building or any other improvement erected upon the demised premises shall extend higher than twenty (20) feet above the ground, Tenant's building shall not contain more than two thousand five hundred sixty (2,560) square feet of floor area, and Tenant's building and the new drive-through and canopy thereof shall be located as shown on Exhibit B attached hereto and made a part hereof. Furthermore, no free-standing sign or pylon sign may be erected in the Shopping Center by Tenant without the prior written consent of Landlord.

      Furthermore, in conjunction with the construction of Tenant's building Tenant shall also, at its sole cost and expense, re-stripe and landscape (as shown on Exhibit B) that portion of the parking areas of the Shopping Center shown on said plan. Notwithstanding that Tenant shall re-stripe said portion of the parking areas of the Shopping Center, it is expressly understood and agreed that Tenant shall not have the exclusive use of said parking areas, said parking areas being part of the common areas of the Shopping Center. Thereafter, said portion of the parking area of the Shopping Center shall not be changed by Landlord or Tenant unless required by law.

      Tenant agrees that such construction will be done in a good and workmanlike manner and in conformity with all laws, ordinances and regulations of all public authorities and insurance inspection or rating bureaus having jurisdiction, and that materials of first-class quality shall be employed therein. Tenant agrees that it will procure all necessary permits before commencing such construction. Landlord agrees it will cooperate with Tenant in obtaining such permits. Tenant agrees to pay promptly when due the entire cost of such construction so that the demised premises shall at all times be free of liens for labor or materials. Tenant agrees to save and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of such construction. Such construction will be done or carried on in such manner as to avoid or prevent any labor disputes with those engaged in any construction elsewhere upon the Shopping Center. Said construction shall be performed so as not to interfere with the conduct of business operations upon the balance of the Shopping Center.
Tenant will store its construction materials in a protected location approved by Landlord and will keep the same neat and orderly. Tenant will deliver certificates of public liability insurance and builder's risk insurance to Landlord not less than fifteen (15) days prior to the commencement of construction. It is expressly understood that all such construction shall belong to Landlord and may not be removed by Tenant.

      Subject to applicable law Landlord agrees that Tenant may erect a temporary trailer in the vicinity of the demised premises for a period of time not to extend beyond June 1, 1988, which trailer shall be used solely for the provision of banking services to Tenant's customers during the course of construction.

      E. If this lease shall not have terminated pursuant to Section B. above, the term of this lease shall commence upon the day upon which Tenant shall receive the last of the governmental approvals described in said Section B.

8.    Common Areas

      A. "The common areas of the Shopping Center" shall be the parking areas, driveways, walks, entrances, exits and service roads from time to time existing in the Shopping Center. Tenant agrees that it will keep the sidewalks and drive-up lanes within the area outlined in orange on Exhibit B reasonably free of snow, ice, refuse and obstructions, and Tenant shall maintain in a neat and attractive condition all landscaping shown on Exhibit
B. During the term of this lease, Tenant shall reimburse Landlord, as additional rent, for Tenant's prorata share (determined as hereinafter provided) or all reasonable costs and expenses paid or incurred by or on behalf of Landlord in removing snow, ice and refuse from, operating, managing, equipping, lighting, repairing, replacing and maintaining the common areas, the drainage, lighting and utilities systems and the landscaping and gardening (if any) of the Shopping Center. Such costs shall likewise include (but shall not be limited to): premiums for liability, workmen's compensation and other insurance; wages, unemployment taxes and assessments for non-supervisory personnel; fees for required licenses and permits; supplies; reasonable depreciation of equipment used in the operation of the common areas (but there shall be excluded costs of equipment properly chargeable to capital accounts and depreciation of the original cost of constructing said common areas); and a supervisory fee equal to fifteen percent (15%) of the costs and expenses set forth in this sentence and in the preceding sentence. Tenant's prorata share of said costs and expenses shall be determined by multiplying said costs and expenses by a fraction the numerator of which is the ground floor area in the building upon the demised premises and the denominator of which is the ground floor area in all the buildings of the Shopping Center from time to time. Notwithstanding anything to the contrary contained in this paragraph, Tenant shall not be required to reimburse Landlord for any portion of any costs or expenses with respect to common areas located upon land which shall hereafter be added by Landlord to the Shopping Center unless and until such time as one or more buildings shall be erected upon said land.

      Tenant shall pay to Landlord on the first day of every month in advance a sum equal to the amount reasonably estimated by Landlord for such purpose at or about the commencement of the term hereof, such payments to represent payments on account of Tenant's obligations under this Article. If for the calendar year in question Tenant's prorata share of said costs and expenses shall exceed or be less than the aggregate of said payments, an appropriate adjustment shall be made upon the determination of the amount of said costs and expenses for said calendar year and the submission to Tenant of a statement setting forth Tenant's prorata share thereof. The initial monthly payment referred to above shall be replaced after the end of the first full calendar year of the term, and after each succeeding calendar year, by a monthly payment equal to one-twelfth of Tenant's actual prorata share of said costs and expenses for the immediately preceding calendar year. If there shall be any partial calendar year at the commencement or termination of the term hereof, the provisions of this Section shall apply pro tanto. At Landlord's election, however, Landlord may submit quarterly statements with respect to said costs and expenses (rather than annual statements), and in such case any deficiency in the payments made by Tenant for any quarter shall be paid to Landlord forthwith upon Tenant's receipt of the quarterly statement in question, but all other adjustments shall be made on an annual basis as set forth above.

      B. Tenant, subtenants and concessionaires of Tenant, and employees, agents, contractors and customers of Tenant or its subtenants or concessionaires shall have the right to use, in common with and with due regard for the rights of others entitled to use the same, the common areas of the Shopping Center for all such purposes as said various common areas shall be designated by Landlord, but only in connection with business upon the Shopping Center. Tenant will park its vehicles and will cause its subtenants and concessionaires and the employees, agents and contractors of Tenant or its subtenants or concessionaires to park their vehicles only in such areas as shall from time to time be designated by Landlord as "employee parking areas".
 Tenant will, on request, furnish Landlord with automobile license numbers assigned to automobiles belonging to or used by Tenant or such other persons.
 Tenant will cause to be affixed to such automobiles, employee identification stickers which Landlord may furnish. Landlord reserves the right at any time and from time to time to change the location or size of any of the common areas.

9.    Use of Premises

      A. Tenant agrees that during the term of this lease the demised premises will be used and occupied for the following purposes and for no other purpose without the written consent of Landlord: a banking office. It is expressly understood and agreed, however, that neither the demised premises nor any part thereof shall be used for any of the following purposes: (a) for the operation of a drug store; (b) for the operation of a so-called vitamin and patent medicine and beauty aid store; (c) for any sort of laundry and/or dry cleaning operation; (d) for the operation of a theater; (e) for the sale of gasoline, oil and/or other allied products of a gasoline service station;
(f) for the sale of wearing apparel (including without limitation shoes and other footwear); (g) for any industrial and/or warehouse purposes; (h) for the sale of any food or beverages (including without limitation alcoholic beverages) intended for consumption on or off the premises; (i) for the operation of a funeral parlor, bowling alley, billiard parlor, automobile showroom, auto service center, car wash, amusement gallery and/or office space (except for office space within a bank); or (j) for any combination of the foregoing.

      B. Tenant agrees that during the term of this lease: one hundred percent of the demised premises will be used for the operation of such business; the demised premises will be kept open for business at least during such hours as are customarily kept by branch banking offices in the Gilford/Laconia area; only such goods shall be warehoused and/or stored in the demised premises as are intended to be consumed in the operation of the business of the demised premises; no auction, fire, bankruptcy or going out of business sale or similar sales may be conducted or be advertised as being conducted within the demised premises; the common areas of the Shopping Center (including any sidewalks adjacent to the demised premises) shall not be used for business purposes; the windows of the demised premises shall be kept electrically lighted at least during such periods of time as the demised premises are open for business; Tenant and Tenant's employees and agents shall not solicit business in the common areas, nor shall they distribute any handbills or other advertising matter on automobiles parked, or to pedestrians, in the common areas; the plumbing facilities shall not be used for any other purpose than for the discharge of ordinary sanitary waste, and no chemicals or foreign substance of any kind which could harm said facilities shall be introduced therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant; no item will be displayed outside the building upon the demised premises; no nuisance will be permitted on or about the demised premises; nothing shall be done upon or about the demised premises which shall be unlawful, improper, noisy or offensive, or contrary to any law, ordinance, regulation or requirement of any public authority or insurance inspection or rating bureau or similar organization having jurisdiction, or which may be injurious to or adversely affect the quality or tone of the demised premises or the Shopping Center; the demised premises will not be overloaded, damaged or defaced; Tenant will not permit the emission of any objectionable noise or odor from the demised premises; Tenant will procure all licenses and permits which may be required for any use made of the demised premises; Tenant will keep the demised premises free of pests, rodents, and other vermin; all property will be delivered to and/or removed from the building upon the demised premises, and all waste and refuse will be removed from the building upon the demised premises in accordance with rules and regulations therefor as shall be prescribed by Landlord; the demised premises will be kept attractive in appearance and appealing to customers. Tenant will not do, or suffer to be done, or keep, or suffer to be kept, or omit to do anything in, upon or about the demised premises which may prevent the obtaining of any insurance on the demised premises or any other premises of the Shopping Center or on any property therein including, but without limitation, fire, extended coverage and public liability insurance, or which may make void or voidable any such insurance, or which may create any extra premiums for, or increase the rate of, any such insurance. If anything shall be done or kept or omitted to be done in, upon or about the demised premises which shall create any extra premiums for, or increase the rate of, any such insurance, Tenant will pay the increased cost of the same to Landlord upon demand.

10.   Utilities, Repairs and Alterations

      A. Tenant agrees to pay all charges for heat, air conditioning, water, gas, electricity and other utilities used by the demised premises. If a charge shall be made from time to time by the public authority having jurisdiction for the use of the sanitary and/or storm sewer system, if any, Tenant shall pay the share thereof properly apportionable to the demised premises. Tenant agrees it will at all times keep sufficient heat in the demised premises to prevent the pipes therein from freezing. Tenant shall also pay any sprinkler stand-by service charges or similar charges allocable to the building upon the demised premises.

      B. Landlord shall not be obligated to make any repairs or alterations of any kind whatsoever to the demised premises or any part thereof.

      C. Tenant agrees that it will during the term of this lease make all repairs and alterations to the property which Tenant is required to maintain, as hereinafter set forth, which may be necessary to maintain the same in good repair and condition or which may be required by any laws, ordinances, regulations or requirements of any public authorities having jurisdiction, subject only to the provisions of Article 13 and 14; and that it will upon the expiration or other termination of the term of this lease remove its personal property and that of all persons claiming under it and will yield up peaceably to Landlord the demised premises and all property therein other than personal property of Tenant or persons claiming under Tenant, broom clean and in good repair and condition. The property which Tenant is required to maintain is the demised premises and every part thereof, including, Tenant's building and all other improvements upon the demised premises. Tenant also agrees to paint, varnish and otherwise redecorate the demised premises when reasonably required to keep the demised premises attractive in appearance.

      D. No sign may be installed or maintained by Tenant upon the exterior of the Tenant's building without the prior written approval of Landlord. It is expressly understood and agreed that no sign visible from outside the demised premises shall be an exposed neon, flashing or animated sign; that no roof signs shall be permitted; and that all signs must be affixed parallel to, and not project more than twelve (12) inches from, the front of Tenant's building. Furthermore, no sign, other than so-called "belt signs" may be erected upon the exterior of Tenant's building without the consent of the tenants of the premises in the Shopping Center now operated under the names "Star" and "Osco". However, Landlord approves the continued existence of the signs upon the demised premises on the date of this lease. Tenant agrees that neither it nor anyone claiming under it will make any installations, alterations, additions or improvements to or upon the demised premises, except only the installation of fixtures necessary for the conduct of its business, without the prior written approval of landlord. All installations, alterations, additions and improvements made to or upon the demised premises, whether made by Landlord or Tenant or any other person (except only signs and movable trade fixtures installed in the demised premises prior to or during the term of this lease at the cost of Tenant or any person claiming under Tenant), shall be deemed part of the demised premises and upon the expiration or other termination of the term of this lease shall be surrendered with the demised premises as a part thereof without disturbance, molestation or injury.
 Said signs and movable trade fixtures shall not be deemed part of the demised premises and may be removed by Tenant at any time or times during the term of this lease or upon the termination of the term of this lease. Movable trade fixtures shall include Tenant's vaults, automated teller machines and drive-through window equipment as well as all trade fixtures and other installations not affixed to the realty and trade fixtures and other installations affixed only by nails, screws or similar means. Movable trade fixtures shall not include linoleum or other floor covering cemented or otherwise adhesively affixed to the floor. By way of affirmation and not by way of limitation, Tenant will not without the prior written approval of Landlord, increase or diminish the size of the building upon the demised premises after the original enlargement thereof contemplated in Article 7 hereof.

      E. Tenant agrees that it will procure all necessary permits before making any repairs, installations, alterations, additions, improvements or removals. Landlord agrees it will cooperate with Tenant in obtaining such permits. Tenant agrees that all repairs, installations, alterations, improvements and removals done by it or anyone claiming under it shall be done in a good and workmanlike manner, that the same shall be done in conformity with all laws, ordinances and regulations of all public authorities and all insurance inspection or rating bureaus having jurisdiction, that the structure of the demised premises will not be endangered or impaired and that Tenant will repair any and all damage caused by or resulting from any such repairs, installations, alterations, additions, improvements or removals, including, but without limitation, the filling of holes. Tenant agrees to pay promptly when due all charges for labor and materials in connection with any work done by Tenant or anyone claiming under Tenant upon the demised premises so that the demised premises shall at all times be free of liens. Tenant agrees to save Landlord harmless from, and indemnify Landlord against, any and all claims for injury, loss or damage to person or property caused by or resulting from the doing of any such work.

11.   Indemnity and Insurance

      A. Tenant agrees to save Landlord harmless from, and indemnify Landlord against, to the extent permitted by law, any and all injury, loss or damage to third parties and any and all claims for injury, loss or damage to third parties, of whatever nature (i) caused by or resulting from, or claimed to have been caused by or to have resulted from, any act, omission or negligence of Tenant or anyone claiming under Tenant (including, but without limitation subtenants and concessionaires of Tenant and, employees and contractors of Tenant or its subtenants or concessionaires), no matter where occurring, or (ii) occurring upon or about the demised premises, no matter how caused. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any such injury, loss or damage or any such claim, or any proceeding brought thereon or the defense thereof. If Tenant or anyone claiming under Tenant or the whole or any part of the property of Tenant or anyone claiming under Tenant shall be injured, lost or damaged by theft, fire, water or steam or in any other way or manner, whether similar or dissimilar to the foregoing, no part of said injury, loss or damage is to be borne by Landlord or its agents unless the same shall be caused by or result from the fault or negligence of Landlord or its agents. Tenant agrees that Landlord shall be not liable to Tenant or anyone claiming under Tenant for any injury, loss or damage that may be caused by or result from the fault or negligence of any persons occupying adjoining premises or any other part of the Shopping Center.

      B. Tenant will maintain general comprehensive public liability insurance, with respect to the demised premises and its appurtenances naming Landlord and Tenant as insureds, in amounts not less than $1,000,000.00 with respect to injuries to any one person and not less than $3,000,000.00 with respect to injuries suffered in any one accident, and not less than $250,000.00 with respect to damage to property. Tenant shall deliver to Landlord the policies of such insurance, or certificates thereof, at least fifteen days prior to the commencement of the term of this lease, and each renewal policy or certificate thereof, at least fifteen days prior to the expiration of the policy it renews. Each such policy shall provide that it may not be modified or canceled without at least twenty days' written notice to Landlord. All policies of insurance to be maintained by Tenant under this lease shall be written by responsible insurance companies authorized to do business in the State of New Hampshire. Upon Landlord's request from time to time during the term of this lease, the minimum limits of said insurance shall be increased to such higher limits, if any, as are customarily carried in the area in which the demised premises are located upon properties similar in type and use to the demised premises.

12.   Access to Premises

      Landlord shall have the right to enter upon the demised premises or any part thereof without charge at all reasonable times and in case of emergency, at any time, to inspect the same, to show the demised premises to prospective purchasers or tenants, to make or facilitate any repairs, alterations, additions or improvements to the demised premises or any other part of the Shopping Center, including, but without limitation, to install and maintain in, and remove from, the demised premises, pipes, wires and other conduits (but nothing in this Article 12 contained shall obligate Landlord to make any repairs, alterations, additions or improvements); and Tenant shall not be entitled to any abatement or reduction of rent or damages by reason of any of the foregoing. No forcible entry shall be made by Landlord unless such entry shall be reasonably necessary to prevent serious injury, loss or damage to person or property. Landlord shall repair any damage to property of Tenant or anyone claiming under Tenant caused by or resulting from Landlord's making any such repairs, alterations, additions or improvements, except only such damage as shall result from the making of such repairs, alterations, additions or improvements which Landlord shall make as a result of the default, fault or negligence of Tenant or anyone claiming under Tenant. For the period commencing six (6) months prior to the expiration of the term of this lease, Landlord may maintain reasonable "For Rent" signs on the front or any part of the exterior of the demised premises.

13.   Fire and Other Casualty

      A. If the demised premises or any part thereof, shall be damaged or destroyed by fire, the elements or other casualty, then Tenant shall give notice thereof to Landlord, and except as hereinafter otherwise provided, Tenant shall promptly thereafter repair or restore the demised premises to substantially the same condition they were in immediately prior to the casualty. The repair or restoration shall not be performed unless the plans and specifications prepared by Tenant therefor shall be approved in writing by Landlord, which approval Landlord agrees not to delay or withhold unreasonably. Tenant shall not be entitled to any abatement or reduction in rent. All insurance proceeds recovered on account of any damage or destruction by fire, the elements or other casualty shall be made available for the payment of the cost of the aforesaid repairs or restoration. Said insurance proceeds shall be deposited in escrow with instructions to the escrow holder that the escrow holder shall disburse the same to Tenant as the work of repair or restoration progresses upon certificates of the architect or engineer supervising the repair or restoration that the disbursements then requested, plus all previous disbursements made from said insurance proceeds do not exceed the cost of the repair and restoration already completed and paid for and that the balance in the escrow fund is sufficient to pay for the estimated cost of completing the repair and restoration. The escrow holder shall be the institutional lender holding a first mortgage upon the demised premises or the property of which the demised premises are a part if there shall be an institutional lender holding such first mortgage and if such institutional lender shall be willing to accept said escrow; otherwise the escrow holder shall be any bank mutually agreeable to Landlord and Tenant. If the insurance proceeds shall be less than the cost of repair or restoration, Tenant shall pay the excess cost. If the insurance proceeds shall be greater than the cost of repair or restoration, the excess shall belong to Tenant.

      B. It is agreed and understood that (i) if during the fourth semi-annual period preceding the expiration of the term of this lease the demised premises shall be so damaged or destroyed to the extent of twenty percent or more of their insurable value, or (ii) if during the third semi-annual period preceding the expiration of the term of this lease, the demised premises shall be so damaged or destroyed to the extent of fifteen percent or more of their insurable value, or (iii) if during the second semi-annual period preceding the expiration of the term of this lease, the demised premises shall be so damaged or destroyed to the extent of ten percent or more of their insurable value, or (iv) if during the semi-annual period immediately preceding the expiration of the term of this lease, the demised premises shall be so damaged or destroyed to the extent of five percent or more of their insurable value, either Landlord or Tenant may, if either shall so elect, terminate the term of this lease by notice to the other within twenty (20) days after such damage or destruction. In the event of any termination of the term of this lease as aforesaid the termination shall become effective on the twentieth day after the giving of the notice of termination, neither Landlord nor Tenant shall be obligated to repair or restore any damage or destruction caused by the fire or other casualty, and said insurance proceeds shall belong to Landlord, and Tenant shall pay to Landlord the amount of any "deductible" applicable to said loss. Notwithstanding the foregoing, if Landlord shall give Tenant notice of the termination of this lease as provided in this Section B. at a time when Tenant shall be entitled to extend the term of this lease pursuant to the provisions of Article 2 hereof, and if within fifteen (15) days after Tenant's receipt of said notice, Tenant shall give Landlord notice that it so elects to extend the term of this lease, then Landlord's notice of termination shall be null and void and of no force or effect.

      C. Tenant agrees that it will maintain at all times during the term of this lease with respect to the demised premises insurance against loss or damage by fire, the casualties covered under a so-called all risk endorsement and so-called extended coverage casualties, vandalism and malicious mischief and sprinkler leakage (if there shall be a sprinkler system) and such other casualties as may be requested by an institutional lender holding a first mortgage upon the demised premises or any property of which the demised premises are a part. Said insurance shall be in an amount not less than the replacement cost of the improvements upon the demised premises. Each year during the term of this lease, at the written request of Landlord, Tenant's insurance carrier or agent (or an appraiser, engineer, architect or contractor designated by Tenant and approved by Landlord) shall certify to Landlord that the amount of fire and other casualty insurance being maintained by Tenant upon the building and improvements upon the demised premises satisfy the foregoing provisions of this Article 13. The policies of such insurance shall name Landlord and Tenant as insureds as their interests may appear and shall be payable in case of loss to the holders of any mortgages upon the demised premises or property of which the demised premises are a part, as their interests may appear. The policies shall provide that losses payable shall be payable notwithstanding any act or negligence of any named insured. Said insurance shall be written by responsible insurance companies authorized to do business in the state wherein the Shopping Center is located and acceptable to an institutional lender holding a first mortgage upon the demised premises or the property of which the demised premises are a part. Tenant agrees that not less than fifteen days prior to the commencement of any construction work upon the demised premises and not less than thirty days prior to the expiration of each policy of such insurance, Tenant will deliver to Landlord policies or certificates of such insurance, or the renewals thereof, as the case may be. Each such policy shall provide that it may not be modified or canceled without at least twenty days' written notice to Landlord.

      Until completion of construction of the improvements upon the demised premises, Tenant, in lieu of maintaining the aforesaid Insurance, shall maintain so-called builder's risk insurance on such improvements in an amount reasonably satisfactory to Landlord.

      D. Damage or destruction by the act of any third party, including a public authority, shall be deemed damage or destruction by a casualty. All damages recoverable on account of such act shall be recovered, used and applied like insurance proceeds and to that end shall be deemed included within the meaning of the expression "insurance proceeds".

14.   Eminent Domain

      A. If both after the execution of this lease and prior to the expiration of the term of this lease the whole of the demised premises shall be taken under the power of eminent domain, then the term of this lease shall cease as of the time when Landlord shall be divested of its title in the demised premises, and annual rent shall be apportioned and adjusted as of the time of termination.

      B. If only a part of the demised premises shall be taken under the power of eminent domain, and what shall remain of the demised premises cannot by repairing or rebuilding be made reasonably adequate for the operation of the business conducted in the demised premises prior to the taking, Landlord or Tenant may, at its election, terminate the term of this lease by giving the other notice of its election within twenty days after it shall receive notice of such taking, and the termination shall be effective as of the time that possession of the part so taken shall be required for public use, and annual rent shall be apportioned and adjusted as of the time of termination. If only a part of the demised premises shall be taken under the power of eminent domain and if the term of this lease shall not be terminated as aforesaid, then the term of this lease shall continue in full force and effect and Tenant shall, within a reasonable time after possession is required for public use, repair and rebuild what may remain of the demised premises so as to put the same into condition for use and occupancy by Tenant. The repair or restoration shall not be performed unless the plans and specifications prepared by Tenant therefor shall be approved in writing by Landlord, which approval Landlord agrees not to delay or withhold unreasonably. Tenant shall not be entitled to any abatement or reduction in rent. Landlord shall pay to Tenant, within seven days (7) days after receipt, that part of the award attributable to the taking of Tenant's building (excluding the land), such award to be deposited into escrow in the manner provided in Section A. of
Article 13 and to be used by Tenant for such repair and restoration, any balance remaining after such repair and restoration to be paid to Landlord.

      C. Landlord reserves to itself, and Tenant assigns to Landlord, all rights to damages accruing on account of any taking under the power of eminent domain or by reason of any taking under the power of eminent domain or by reason of any act of any public or quasi-public authority for which damages are payable. Tenant agrees to execute such instruments of assignment as may be reasonably required by Landlord in any proceeding for the recovery of such damages if requested by Landlord, and to turn over to Landlord any damages that may be recovered in such proceeding. It is agreed and understood, however, that Landlord does not reserve to resell, and Tenant does not assign to Landlord, any damages payable for (i) trade fixtures installed by Tenant or anybody claiming under Tenant at its own cost and expense, and (ii) the unamortized cost to Tenant of the initial improvements made by Tenant to the realty which are so taken. The unamortized cost to Tenant of the initial improvements made by Tenant to the realty shall be determined in accordance with a straight-line method of amortization, and the life expectancy of said improvement used by Tenant for federal income tax purposes. The provisions of clause (ii) above shall be applicable only if any taking by eminent domain shall result in the termination of the term of this lease as above provided.

15.   Defaults

      A. (1) If Tenant shall default in the payment of rent or other payments required of Tenant and if Tenant shall fail to cure such default within fourteen (14) days after receipt of notice of said default from Landlord, or
(2) if Tenant shall default in the performance or observance of any other agreement or condition on its part to be performed or observed and if Tenant shall fail to cure said default within fifteen days after receipt of notice of said default from Landlord, or (3) if any person shall levy upon, or take this leasehold interest or any part thereof upon execution, attachment or other process of law, or (4) if Tenant shall make an assignment of its property for the benefit of creditors, or (5) if Tenant shall be declared bankrupt or insolvent according to law, or (6) if any bankruptcy or insolvency proceeding shall be commenced by or against Tenant, or (7) if a receiver, trustee or assignee shall be appointed for the whole or any part of Tenant's property, then in any of said cases, Landlord lawfully may immediately, or at any time thereafter, and without any further notice or demand, enter into and upon the demised premises or any part thereof in the name of the whole, by force or otherwise, and hold the demised premises as if this lease had not been made, and expel Tenant and those claiming under it and remove its or their property (forcibly, if necessary) without being taken or deemed to be guilty of any manner of trespass (or Landlord may send written notice to Tenant of the termination of the term of this lease), and upon entry as aforesaid (or in the event that Landlord shall send to Tenant notice of termination as above provided, on the fifth day next following the date of the sending of the notice), the term of this lease shall terminate. Notwithstanding the provisions of clauses (1) and (2) of the immediately preceding sentence, if Landlord shall have rightfully given Tenant notice of default pursuant to either or both of said clauses three (3) times during any twelve-month period, and if Tenant shall thereafter default in the payment of rent or other payments and/or the performance or observance of any other agreement or condition required of Tenant, then Landlord may exercise the right of termination provided for it in said immediately preceding sentence without first giving Tenant notice of such default and the opportunity to cure the same within the time provided in said clause (1) and/or clause (2), as the case may be. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event Landlord terminates this lease as provided in this Article.

      B. In case of any such termination, Tenant will indemnify Landlord each month against all loss of rent and all obligations which Landlord may incur by reason of any such termination between the time of termination and the expiration of the term of this lease; or at the election of Landlord, exercised at the time of the termination or at any time thereafter, Tenant will indemnify Landlord each month until the exercise of the election against all loss of rent and other obligations which Landlord may incur by reason of such termination during the period between the time of the term ination and the exercise of the election, and upon the exercise of the election Tenant will pay to Landlord as damages such amount as at the time of the exercise of the election represents the amount by which the rental value of the demised premises for the period from the exercise of the election until the expiration of the term shall be less than the amount of rent and other payments provided herein to be paid by Tenant to Landlord during said period. It is understood and agreed that at the time of the termination or at any time thereafter Landlord may rent the demised premises, and for a term which may expire after the expiration of the term of this lease, without releasing Tenant from any liability whatsoever, that Tenant shall be liable for any expenses incurred by Landlord in connection with obtaining possession of the demised premises, with removing from the demised premises property of Tenant and persons claiming under it (including warehouse charges), with putting the demised premises into good condition for reletting, and with any reletting, including, but without limitation, reasonable attorneys' fees and brokers' fees, and that any monies collected from any reletting shall be applied first to the foregoing expenses and then to the payment of rent and all other payments due from Tenant to Landlord.

16.   Subordination to Mortgages

      Tenant agrees that upon the request of Landlord it will subordinate this lease and the lien hereof to the lien of any present or future mortgage or mortgages upon the demised premises or any property of which the demised premises are a part, irrespective of the time of execution or time of recording of any such mortgage or mortgages. Tenant agrees that it will upon the request of Landlord execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to give effect to or notice of such subordination. Tenant also agrees that if it shall fail at any time to execute, acknowledge or deliver any such instrument requested by Landlord, Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney-in-fact of Tenant and in Tenant's name; and Tenant hereby makes, constitutes and irrevocably appoints Landlord as its attorney-in-fact for that purpose. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. Whether the lien of any mortgage shall be superior or subordinate to the lien of this lease, Tenant agrees that it will,upon request, attorn to the holder of such mortgage or anyone claiming under such holder and their respective successors and assigns in the event of foreclosure of or similar action taken under such mortgage. Notwithstanding anything to the contrary contained in this Article 16, if Tenant shall be required to subordinate this lese and the lien hereof to the lien of any mortgage, Landlord shall use its best efforts to cause the holder of such mortgage to enter into an agreement with Tenant, recordable in form, to the effect that in the event of foreclosure of, or similar action taken under, such mortgage, Tenant's possession of the demised premises shall not be terminated or disturbed by such mortgage holder or anyone claiming under such mortgage holder so long as Tenant shall not be in default under this lease.

17.   Waiver of Subrogation

      Each of Landlord and Tenant hereby releases the other, to the extent of its insurance coverage, from any and all liability for any loss or damage caused by fire, any of the extended coverage casualties or any other casualty actually insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the other party, or any persons claiming under it; provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as the releasor's policies of fire and casualty insurance shall contain a clause to the effect that this release shall not affect said policies or the right of the releasor to recover thereunder. Each of Landlord and Tenant agrees that its fire and casualty insurance policies will include such a clause so long as the same is obtainable and is includable without extra cost, or if extra cost is chargeable therefor, so long as the other party pays such extra cost. If extra cost is chargeable therefor, each party will advise the other thereof and the amount therefor, and the other party, at its election, may pay the same but shall not be obligated to do so.

18.   Assignment

      A. Tenant agrees that it will not assign, mortgage, pledge or otherwise encumber this lease or any interest therein, or sublet the whole or any part of the demised premises without obtaining on each occasion the prior written consent of Landlord, which Landlord hereby agrees not unreasonably to withhold.

      B. Tenant shall pay to Landlord upon demand, and as additional rent, all reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting. Without intending to limit Landlord's discretion in granting or withholding such consent, it is agreed that if Tenant requests Landlord's consent to assign this lease or sublet more than fifteen percent (15%) of the floor space within the demised premises, Landlord shall have the option exercisable by notice to Tenant given within sixty (60) days after receipt of such request, to terminate this lease as of a date specified in such notice, which date shall be not less than thirty (30) or more than sixty (60) days after the date of such notice. If Landlord shall consent to any assignment of this lease by Tenant or a subletting of the whole of the demised premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if Landlord shall consent to a subletting of a portion of the demised premises by Tenant at a rent in excess of the subleased portion's prorata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent forthwith upon Tenant's receipt of each installment of any such excess rent, one-half (1/2) of any such excess rent. Each request by Tenant for permission to assign this lease or to sublet the whole or any part of the demised premises shall be accompanied by a warranty by Tenant as to the amount of rent to be paid to Tenant by the proposed assignee or sublessee. For purposes of this paragraph, the term "rent" shall mean all fixed rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of premises. Tenant agrees that if a sublease is entered into, neither the rent payable thereunder nor the amount thereof passed on to any person or entity shall have deducted therefrom any expenses or costs related in any way to the subleasing of such space. If there shall be any assignment or subletting by Tenant pursuant to the provisions of this paragraph, Tenant shall remain primarily liable for the performance and observance of the covenants and agreements herein contained on the part of Tenant to be performed and observed, such liability to be (in the case of any assignment) joint and several with that of such assignee. It is expressly understood and agreed that no assignment of Tenant's interest in this lease shall be effective until such time as Tenant shall deliver to Landlord an agreement from the assignee, which agreement shall be reasonably satisfactory to Landlord in form and substance and shall provide that the assignee agrees with Landlord to be primarily liable for the performance and observance of the covenants and agreements herein contained on the part of Tenant to be performed and observed, such liability to be joint and several with that of Tenant.

19.   Holding Over

      If Tenant or anyone claiming under Tenant shall remain in possession of the demised premises or any part thereof after the expiration of the term of this lease without any agreement in writing between Landlord and Tenant with respect thereto, prior to acceptance of rent by Landlord the person remaining in possession shall be deemed a tenant at sufference and after acceptance of rent by Landlord the person remaining in possession shall be deemed a tenant at will, subject to the provisions of this lease insofar as the same may be made applicable to a tenancy at will; provided, however, that minimum rent during such period as such person shall continue to hold the demised premises or any part thereof shall be payable at twice the highest rate payable during the term hereof.

20.   Waivers

      Failure of Landlord to complain of any act or omission on the part of Tenant, no matter how long the same may continue, shall not be deemed to be a waiver by Landlord of any of its rights hereunder. No waiver by Landlord at any time, express or implied, of any breach of any provision of this lease shall be deemed a waiver of a breach of any other provision of this lease or a consent to any subsequent breach of the same or any other provision. If any action by Tenant shall require Landlord's consent or approval, Landlord's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or consent to or approval of any other action on the same or any subsequent occassion.
No payment by tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be deemed to be anything but payment on account, and the acceptance by Landlord of a check for a lesser amount with the endorsement or statement thereon or upon a letter accompanying said check that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept said check without prejudice to recover the balance or pursue any other remedy. Any and all rights and remedies which Landlord may have under this lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other; and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other; and any two or more of all of such rights and remedies may be exercised at the same time.

21.   Rules and Regulations

      Tenant will observe and comply with, and will cause its subtenants and concessionaires, and its and their employees and agents, to observe and comply with reasonable rules and regulations from time to time promulgated by Landlord for the benefit and prosperity of the Shopping Center. However, neither Tenant nor anyone claiming under it shall be bound by any such rules and regulations until such time as Tenant receives a copy thereof.

22.   Quiet Enjoyment

      Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the demised premises during the term of this lease without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this lease and any instruments having a prior lien.

23.   Labor Disputes

      While any addition to the Shopping Center is being built, Tenant agrees that all repairs, alterations, additions, improvements, installations and other work other than its ordinary course of business done upon or about the demised premises by it or anyone claiming under it will be done or carried on in such manner as to avoid or prevent any labor disputes.

24.   Failure of Performance

      If tenant shall default in the performance or observance of any agreement or condition in this lease contained on its part to be performed or observed other than an obligation to pay money, and shall not cure such default within fifteen days after notice from Landlord specifying the default (or shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Landlord may, at is option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant agrees to reimburse Landlord therefor or save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period by after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the real estate or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount, together with interest at the rate set forth in Article 33 hereof, shall be added to and become due as a part of the next payment of rent due hereunder.

25.   Miscellaneous

      A. The words "Landlord" and "Tenant" and the pronouns referring thereto, as used in this lease, shall mean, where the context requires or admits, the persons named herein as Landlord and as Tenant, respectively, and their respective heirs, legal representatives, successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter. Except as hereinafter provided otherwise, the agreements and conditions in this lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its heirs, legal representatives, successors and assigns and shall enure to the benefit of Tenant and its heirs, legal representatives, successors and assigns; and the agreements and conditions on the part of Tenant to be performed and observed shall be binding upon Tenant and its heirs, legal representatives, successors and assigns and shall enure to the benefit of the Landlord and its heirs, legal representatives, successors and assigns. The word "Landlord", as used herein means only the owner for the time being of Landlord's interest in this lease; that is, in the event of any transfer of Landlord's interest in this lease the transferor shall cease to be liable, and shall be released from all liability for the performance or observance of any agreements or conditions on the part of the Landlord to be performed or observed subsequent to the time of said transfer, it being understood and agreed that from and after said transfer the transferee shall be liable for the performance and observance of said agreements and conditions. If Tenant shall consist of more than one person or if there shall be one or more guarantor of Tenant's obligations, then the liability of all such persons, including the guarantors, if any, shall be joint and several, and the work "Tenant", as used in clauses (4), (5), (6) and
(7) of Section A. of Article 15 of this lease, shall be deemed to mean any one of such persons. No trustee, shareholder or beneficiary of any trust which holds Landlord's interest in this lease shall be personally liable for any of the covenants or agreements, express or implied, hereunder. Landlord's covenants and agreements shall be binding upon the trustees of said trust as trustees as aforesaid and not individually and shall be binding upon the trust estate. Without limiting the generality of the foregoing, and whether or not all or any part of Landlord's interest in this lease shall, from time to time, be held by a trust, Tenant specifically agrees to look solely to Landlord's interest in the Shopping Center for recovery of any judgment from Landlord; it being specifically agreed that Landlord shall never be personally liable for any such judgment.

      B. It is agreed that if any provisions of this lease shall be determined to be void by any court of competent jurisdiction then such determination shall not affect any other provisions of this lease, all of which other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

      C. This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This lease shall not be modified in any way except by a writing subscribed by both parties.

      D. At any time after the commencement of the term hereof and within five days after receipt by Tenant of a written request from Landlord, Tenant shall acknowledge in writing to any mortgagee or purchaser or prospective mortgagee or purchaser designated by Landlord that this lease is unmodified and in full force and effect, that Landlord is not in default under this lease, that Tenant has no right of set off against rents for any reason, and any other information reasonably requested.

      E. Wherever in this lease provision is made for the doing of any act by any person it is understood and agreed that said act shall be done by such person at its own cost and expense unless a contrary intent is expressed.

      F. For purposes of Article 10 C. hereof, the word "repairs" includes the making of replacements when necessary.

26.   Delays

      In any case where either party hereto is required to do any act (other than make a payment of money), delays caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations or other causes beyond such party's reasonable control (other than such party's financial condition) shall not be counted in determining the time during which such work shall be completed whether such time be designated by a fixed date, a fixed time or "a reasonable time". In any case where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made, both to the party required to perform such work and to the party required to make such payment, for delays in the collection of such proceeds and awards. The provisions of this Article shall not apply to the commencement date of the term of this lease as set forth in Article 7.

27.   Notices

      All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid. If given to Tenant the same shall be mailed to Tenant at 1 Indian Head Plaza, Nashua, New Hampshire 03060, or to such other person or at such other address as Tenant may hereafter designate by notice to Landlord; and if given to Landlord the same shall bee mailed to Landlord c/o The Haughey Company, 1660 Soldiers Field Road, Boston, Massachusetts 02135, or to such other person or at such other address as Landlords may hereafter designate by notice to Tenant.

      In the event the notice mailed with sufficient postage as above provided shall not be received upon attempted delivery thereof to the proper address and shall be received upon attempted delivery thereof to the proper address and shall be returned by the Postal Service to the sender because of a refusal of receipt, the absence of a person to receive, or otherwise, the time of the giving of such notice shall be the time of such attempted delivery.

      If the Landlord shall give Tenant notice of the name and address of the holder of any mortgage on the demised premises or any property of which the demised premises is a part, then Tenant shall send a copy of any notice given to Landlord to such mortgagee, by mailing the same (simultaneously with giving such notice to Landlord) by certified or registered mail, return receipt requested, postage prepaid.

28.   Headings

      The headings for the various Articles of this lease are used only as a matter of convenience for reference, and are not to be considered a part of this lease or to be used in determining the intent of the parties to this lease.

29.   Effectiveness

      The submission of this lease for examination does not constitute a reservation of, or option for, the demised premises and this lease becomes effective as a lease only upon execution and unconditional delivery thereof by both Landlord and Tenant.

30.   Brokers

      Tenant hereby represents and warrants to Landlord that it has dealt with no broker in connection with this lease and there are no brokerage commissions or other finders' fees in connection herewith. Tenant hereby agrees to hold Landlord harmless from, and indemnified against, all loss or damage (including without limitation, the cost of defending the same) arising from any claim by any broker claiming to have dealt with Tenant.

31.   Removal

      Intentionally Omitted.

32.   Recordings

      Tenant shall not record this lease and any recording of this lease by Tenant shall constitute a material breach by Tenant and shall entitle Landlord, at its election, to immediately terminate this lease pursuant to the provisions of Article 15 hereof. At the request of either party, Landlord and Tenant shall execute a short form lease with respect hereto in recordable form. At the request of either party, after the commencement of the term of this lease, Landlord and Tenant shall execute an instrument setting forth the term of this lease, and the commencement and expiration dates.

33.   Interest

      If any payment of rent (minimum, percentage or additional) or any other payment payable hereunder by Tenant to Landlord shall not be paid when due, the same shall bear interest from the date when the same was payable until the date paid at the lesser of (a) two percent (2%) per annum in excess of the prime interest rate of The First National Bank of Boston from time to time (that is, two percent (2%) per annum in excess of the interest rate announced by said bank as its "prime" or "base" interest rate), or (b) the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law. Such interest shall constitute additional rent payable hereunder.

34.   Merchant's Association

      Intentionally Omitted.

35.   Modification

      In the event that any holder or prospective holder of any mortgage, as hereinbefore defined, shall request any modification of any of the provisions of this lease Landlord shall so advise Tenant. If said requested modification shall not substantially affect Tenant's rights (a provision directly related to the rents payable hereunder, the duration of the term hereof, or the size, use or location of the demised premises being deemed to affect substantially Tenant's rights), Tenant agrees that Tenant will enter into a written agreement in recordable form with such holder or prospective holder which shall effect such modification and provide that such modification shall become effective and binding upon Tenant and shall have the same force and effect as an amendment to this lease in the event of foreclosure or other similar action taken by such holder or prospective holder.

36.   Fire Preventive Devices

      Tenant agrees to supply and maintain in the demised premises any fire prevention equipment required pursuant to any law, ordinance, regulation or requirement of any public authority or insurance inspection or rating bureau or similar organization having jurisdiction.

37.   Sale of Stock

      Intentionally Omitted.

38.   Interruption of Services

      With respect to any services furnished by Landlord to Tenant, landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or its servants, agents, employees, licensees or any person claiming by, through or under Tenant, and in no event shall Landlord ever be liable to Tenant for any indirect or consequential damages.

      IN WITNESS WHEREOF, each of Landlord and Tenant has caused this instrument to be duly executed all as of the day and year first above written.

SIGNED IN THE PRESENCE OF:           LANDLORD:

/s/ TRACY A. FALSI                   /s/ PHILIP C. HAUGHEY
                                         Philip C. Haughey, Trustee As
                                         Aforesaid And Not Individually

/s/ TRACY A. FALSI                   /s/ ANDREW J. MCCARTHY
                                         Andrew J. McCarthy, Trustee As
                                         Aforesaid And Not Individually

                           TENANT:

SIGNED IN THE PRESENCE OF:           INDIAN HEAD NATIONAL BANK

/s/ MARY T. MILLER                   By: /s/ BRUCE N. JOHNSTONE
                                             President


                        ATTEST:


/s/ DIANE HART                       By: /s/ JAMES C. REAL
                                          Secretary

                                         (Corporate Seal)

                        COMMONWEALTH OF MASSACHUSETTS
Suffolk, SS.

      On this 20th day of November, 1987, before me, the undersigned notary, personally appeared Philip C. Haughey and Andrew J. McCarthy, known to me or satisfactorily proven to be the persons whose names are subscribed to the within instrument and acknowledged that they executed the same in their capacity as Trustees of The St. John Realty Trust for the purposes therein contained.

      Before me,
                                     /s/ KENNETH H. JAMES
                                         Notary Public

                                         My Commission Expires:



                           STATE OF NEW HAMPSHIRE
Hillsborough, SS.

      On this 10th, day of November, 1987, before me, the undersigned notary, personally appeared Bruce N. Johnstone, President of Indian Head National Bank, and acknowledged the foregoing instrument to be his free at and deed in his said capacity and the free act and deed of said corporation.

      Before me,


                                     /s/ JOSEPH B. REILLY
                                         Notary Public

                                         My Commission Expires:




                            EXHIBIT A (SHEET ONE)


      The demised premises consist of a certain parcel of land (herein referred to as the :"demised Premises") in a shopping center (herein referred to as "Shopping Center") situated in Gilford, Belknap County, New Hampshire.

      The Shopping Center consists of the land (and all improvements that may from time to time be thereon) represented by the area outlined by a bold line upon the plan attached to Sheet Two of this Exhibit A and made a part hereof, as the same may be increased by integration by Landlord of adjacent property or decreased by disposition by Landlord shall of any part thereof. No such integration or disposition by Landlord shall be deemed to have occurred until such time as Landlord shall give notice thereof to Tenant. The demised premises are located in the area outlined in red upon the plan attached to Sheet Two of this Exhibit A, and are more particularly described on Sheet Three of this Exhibit A. As used in the lease, the words "the demised premises" includes Tenant's building where the context so permits. It is understood and agreed that said plan is intended respectively only to show the approximate size of the Shopping Center and the approximate size and location of the demised premises and for no other purpose. Any other matters shown thereon are projections of Landlord and may be changed by Landlord at any time and from time to time. The Shopping Center is more particularly described in Exhibit A-1 attached hereto and made a part hereof.



                            EXHIBIT A (SHEET TWO)



                      Floor Plan - St John Realty Trust





                           EXHIBIT A (SHEET THREE)


      The demised premises consist of that certain parcel of land in Gilford, Belknap County, New Hampshire bounded and described as follows:

      Beginning at an iron pin ninety-three and fifty hundredths feet (93.50') from the southerly side of Route #11; thence turning north seventy-six degrees thirty-two minutes thirty seconds west (N 76 32' 30" W) ninety feet (90'), more or less, to an iron pin set in the ground; thence turning and running south thirteen degrees twenty-seven minutes thirty seconds west (S 13 27' 30" W) sixty feet (60'), more or less, to an iron pin set in the ground; thence turning and running south seventy-six degrees thirty-two minutes thirty seconds east (S 76 32' 30" E) ninety feet (90'), more or less, to an iron pin set in the ground; thence turning and running north thirteen degrees twenty-seven minutes thirty seconds east (N 13 27' 30" E) sixty feet (60'), more or less, to the bound begun at.

Together with that portion of the area labeled "New Drive-Through & Canopy" upon the plan attached hereto and made a part hereof as Exhibit B which is not already included in the parcel of land described above.



                                 EXHIBIT A-1

The Shopping Center consists of that certain parcel of land in Gilford, Belknap County, New Hampshire, more particularly described as follows:


------------------------------------------------------------------------------


Beginning at an iron pin set in the ground on the southerly line of U.S. Federal Highway, Route #11, said iron pin being Station 14+05.68 of layout; thence South 34 -02'-30" East, 40.05 feet to an iron pin;

thence, South 3 -01'-00" West, 66.00 feet to an iron pin;

thence, continuing on the same bearing 100.00 feet to an iron pin;

thence, South 61 -04'-10" East, 602.13 feet to an iron pin set on the westerly line of Public Service Company of New Hampshire easement (B.C.R., Book 405, Page 224);

thence, South 42 -42'-40" West and along the westerly side of said easement, a distance of 1191.50 feet to an iron pin set in the ground at a fence and wall;

thence, South 59 -48'-30" west and along said fence and wall a distance of
925.30 feet, more or less, to a corner in said wall;

thence, to the right and running on a magnetic bearing of North 32 -12'-00" East, 463.00 feet, more or less, to a corner;

thence, North 76 -32'-30" West, 402.00 feet to a point;

thence, North 13 -27'-30" East, 257.00 feet to an iron pin set in the ground on the southerly side of land formerly of the Old Lake Shore Railroad;

thence, turning to the left and crossing said railroad land a distance of
66.00 feet to an iron pin set in the ground on the northerly side of said railroad land;

thence, turning to the right and running on a curve to the right, said curve having a radius of 2897.93 feet, a distance of 232.21 feet to an iron pin set in the ground;

thence, turning to the left and on a magnetic bearing of North 12 -00' East,
266.67 feet to an iron pin set in the ground on the southerly side of U.S. Federal Highway, Route #11;

thence, turning to the right and running on a curve to the right, said curve having a radius of 2814.93 feet, a distance of 261.48 feet to a point of tangency at Station 7+45.16 of layout of U.S. Federal Highway, Route #11;

thence, running on a magnetic bearing of South 76 -32'-30" East, a distance of
660.52 feet to the point of beginning.